DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

FILED # C18657-04

JUL 15 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	~~ALLDAR~~ ALDAR GROUP, INC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Stevenson Management Group Inc. Name 9750 Peace Way #2090 Las Vegas NEVADA 89147 Street Address City Zip Code Optional Mailing Address City State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. KEVIN M MURPHY Name 1109 7TH Court Fox Island WA 98333 Street Address City State Zip Code 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: ALL LEGAL PURPOSES
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	KEVIN M MURPHY Signature: Kevin M Murphy Name 1109 7TH Court Fox Island WA 98333 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date 7/15/04

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: [illegible]